Execution Copy

STOCK EXCHANGE AGREEMENT

by and among

PF HOSPITALITY GROUP, INC.,

a Nevada Corporation

and

EXO:EXO, INC.,

A Wyoming corporation

and

SLOANE MCCOMB, AS THE SOLE SHAREHOLDER of EXO:EXO, INC.

Dated as of December 16, 2015

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 16th day of December 2015, by and between PF Hospitality Group, Inc., a Nevada corporation (“PFH”), EXO:EXO, Inc., a Wyoming corporation (“EXO”), and the Sloane McComb as the sole shareholder of EXO (“Shareholder”), upon the following premises:

Premises

WHEREAS, PFH is a corporation organized under the laws of the State of Nevada;

WHEREAS, EXO is a privately-held company organized under the laws of the State of Wyoming;

WHEREAS, the Shareholder is a natural person resident in Florida, and owns all of the issued and outstanding shares of EXO representing a 100% interest in EXO (the “Shares”);

WHEREAS, PFH agrees to acquire the Shares from Shareholder in exchange for (i) the issuance of 500,000 shares of PFH’s Common Stock par value $0.001; and (ii) the sum of $25,000; (iii) the repayment of the EXO Credit Card (as defined below) in an amount not to exceed $20,000; (iv) the payment of certain sales taxes not to exceed $1,500; (v) additional business financing in the amount of $50,000, and (iv) possibly the Contingent Consideration (as defined below), in each case subject to the terms and conditions as set forth herein;

WHEREAS, in the 6 months following the Closing (as defined below) PFH has agreed to invest $50,000 into EXO towards inventory, marketing and working capital;

WHEREAS, on the Closing Date, the Shareholder will become a shareholder of PFH; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF EXO AND SHAREHOLDER

As an inducement to, and to obtain the reliance of PFH, EXO and Shareholder represent and warrant as of the Closing Date (as hereinafter defined), as follows:

Section 1.01 Incorporation. EXO is a company duly organized, validly existing, and in good standing under the laws of the State of Wyoming and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. EXO has provided to PFH a complete and correct copy of the Articles of Incorporation of EXO as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of EXO’s Articles of Incorporation. EXO has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement. EXO has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Authorized Shares and Capital. The authorized number of common shares with no par value of EXO is 1,000 shares with 250 shares issued and outstanding. The Shareholder owns all of the issued and outstanding shares of EXO representing a 100% interest in EXO. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries. EXO does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04 Financial Statements.

(a) Shareholder has provided to PFH (i) the unaudited consolidated balance sheet of EXO and the related consolidated statements of operations, equity and cash flows of EXO for the year ended December 31, 2014, together with the notes and schedules thereto and (ii) the unaudited consolidated balance sheet of EXO as of September 30, 2015 and the related consolidated statements of operations, equity and cash flows of EXO for the nine (9) months ended September 30, 2015.

(b) All such financial statements have been prepared in accordance with cash basis accounting consistently applied throughout the periods involved. The EXO balance sheets are true and accurate and present fairly as of their respective dates the financial condition of EXO. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, EXO had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with cash basis accounting, and all assets reflected therein are properly reported and present fairly the value of the assets of EXO, in accordance with cash basis accounting. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by cash basis accounting.

(c) EXO has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and EXO has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

(d) The books and records, financial and otherwise, of EXO are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.

(e) All of EXO’s assets are reflected on its financial statements, and, except as set forth in the financial statements of EXO or the notes thereto, and for sales and other taxes presently being calculated, EXO has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information. The information concerning EXO set forth in this Agreement is substantially complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit a material fact required to make the statements made not misleading. In addition, to the knowledge and belief of Shareholder and management, EXO has fully and reasonably disclosed in writing to PFH (through this Agreement) all information relating to matters involving EXO or its assets, or its present or past operations or activities, that (i) may indicate the existence of liability greater than $5,000, or (ii) may lead to a material adverse effect on EXO, its assets, or its operations or activities as presently conducted.

Section 1.06 Options or Warrants . There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of EXO.

Section 1.07 Absence of Certain Changes or Events . Since December 31, 2014 or such other date as provided for herein:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of EXO;

(b) EXO has not (i) amended its Articles of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) EXO has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08 Litigation and Proceedings . To the knowledge and belief of Shareholder and management, there are no actions, suits, proceedings, or investigations pending or threatened by or against EXO or affecting EXO or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. EXO does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which EXO is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business have been provided to PFH by EXO. A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least $50,000;

(b) All contracts, agreements, franchises, license agreements, and other commitments to which EXO is a party or by which its properties are bound and which are material to the operations of EXO taken as a whole are valid and enforceable by EXO in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) EXO is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of EXO. To the extent any trade account or other unidentified corporate obligation of EXO relies upon the personal guarantee of the Shareholder, then immediately upon Closing, PFH shall act to remove Shareholder from any and all financial obligations arising from the activities of EXO, or failing that, PFH hereby indemnifies Shareholder on a continuing basis for any claim or liability arising from Shareholder undertaking such corporate guarantee on behalf of EXO.

Section 1.10 Compliance With Laws and Regulations. To the knowledge and belief of Shareholder and management, EXO has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of EXO or except to the extent that noncompliance would not result in the occurrence of any material liability for EXO.

Section 1.11 Approval of Agreement . This Agreement has been duly and validly authorized and executed and delivered on behalf of EXO and the Shareholder, and this Agreement constitutes a valid and binding agreement of EXO and the Shareholder enforceable in accordance with its terms.

Section 1.12 EXO Deliveries . EXO has delivered to PFH the following items as of the date of execution of this Agreement, all certified by the chief executive officer of EXO as complete, true, and correct as of the date of this Agreement in all material respects:

(a) complete and correct copies of the Articles of Incorporation of EXO in effect as of the date of this Agreement;

(b) the financial statements of EXO identified in paragraph 1.04(a); and

(c) a description of any material adverse change in the business, operations, property, inventory, assets, or condition of EXO since December 31, 2014, required to be provided pursuant to section 1.07 hereof.

EXO shall cause the instruments and data delivered to PFH hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.13 Valid Obligation . This Agreement and all agreements and other documents executed by EXO in connection herewith constitute the valid and binding obligations of EXO and Shareholder, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.14 Investment Representations.

(a) Investment Purpose. As of the date hereof, Shareholder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Consideration to Shareholder in exchange for the EXO Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933, as amended (the “Securities Act “) and applicable state statutes and that the PFH Shares are being acquired for Shareholder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; and Shareholder acknowledges and agrees that the Exchange Consideration received by such Shareholder shall be restricted as to resale or disposition for a period of twelve months from the Closing.

(b) Accredited Investor Status. Shareholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”).

(c) Reliance on Exemptions. Shareholder understands that the Exchange Consideration is being offered and sold to Shareholder in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that PFH is relying upon the truth and accuracy of, and such Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of such Shareholder to acquire the Exchange Consideration.

(d) Information. Shareholder and her advisors, if any, have been furnished with all materials relating to the business, finances and operations of PFH and materials relating to the offer and sale of the Exchange Consideration which have been requested by Shareholder or its advisors. Shareholder and her advisors, if any, have been afforded the opportunity to ask questions of PFH. Notwithstanding the foregoing, PFH has not disclosed to any Shareholder any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to any Shareholder. Shareholder understands that her investment in the Exchange Consideration involves a significant degree of risk. Shareholder is not aware of any facts that may constitute a breach of any of PFH’s representations and warranties made herein.

(e) Governmental Review. Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Consideration.

(f) Transfer or Re-sale. Each Shareholder understands that (i) the sale or re-sale of the Exchange Consideration has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Exchange Consideration may not be transferred unless (a) the Exchange Consideration is sold pursuant to an effective registration statement under the Securities Act, (b) Shareholder shall have delivered to PFH, at the cost of such Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Consideration to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by PFH, (c) the Exchange Consideration is sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of any Shareholder who agrees to sell or otherwise transfer the Exchange Consideration only in accordance with this Section and who is an Accredited Investor, (d) the Exchange Consideration is sold pursuant to Rule 144, or (e) the Exchange Consideration is sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and Shareholder shall have delivered to PFH, at the cost of such Shareholder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by PFH; (ii) any sale of such Exchange Consideration made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Consideration under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither PFH nor any other person is under any obligation to register such Exchange Consideration under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Exchange Consideration may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

(g) Legends. Shareholder acknowledges that the Exchange Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the “Securities Act, or an exemption from such registration is available; PFH is under no obligation to register the Exchange Shares under the Securities Act or under section 12 of the Securities Exchange Act of 1934, as amended, except as may be expressly agreed to by it in writing; if Rule 144 promulgated under the Securities Act (“Rule 144”) is available, and no assurance is given that it will be, initially only routine sales of the Exchange Shares in limited amounts can be made in reliance on Rule 144 in accordance with the terms and conditions of that Rule; PFH is under no obligation to Shareholder to make Rule 144 available, except as may be expressly agreed to by it in writing; in the event Rule 144 is not available, compliance with some other exemption may be required before Shareholder can sell, transfer, or otherwise dispose of the Exchange Shares without registration under the Securities Act; PFH’s registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Exchange Shares; and the certificate(s) representing the Exchange Shares will bear a legend in substantially the following form so restricting the sale of the Exchange Shares:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE COMPANY), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and PFH shall issue a certificate without such legend to the holder of any Exchange Share upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the Exchange Shares are registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides PFH with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Exchange Shares may be made without registration under the Securities Act, which opinion shall be accepted by PFH so that the sale or transfer is effected. Shareholder agrees to sell all Exchange Shares, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

(h) Residency. Shareholder is a resident of Florida.

(i) No “Bad Actor” Disqualification. EXO has exercised reasonable care, in accordance with Securities and Exchange Commission rules and guidance, to determine whether any Covered Person (defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To EXO’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. EXO has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including EXO; any predecessor or Affiliate of EXO; any director, executive officer, other officer participating in the Exchange, general partner or managing member of EXO; any beneficial owner of 20% or more of EXO’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with EXO in any capacity at the time of the Exchange; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the Exchange (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the Exchange of any Solicitor or general partner or managing member of any Solicitor.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF PFH

As an inducement to, and to obtain the reliance of EXO and Shareholder, PFH represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization. PFH is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. PFH has provided to EXO complete and correct copies of the certificate of incorporation and bylaws of PFH as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of PFH’s certificate of incorporation or bylaws. PFH has taken all action required by law, its certificate of incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and PFH has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization. PFH’s authorized capitalization consists of 520,000,000 shares of common stock, par value $0.001 per share (“PFH Common Stock”). All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03 Subsidiaries and Predecessor Corporations. PFH does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Information. The information concerning PFH set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, PFH has fully disclosed in writing to Shareholder (through this Agreement) all information relating to matters involving PFH or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $50,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of PFH or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on PFH, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.05 Options or Warrants. There are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by PFH relating to the issued or unissued capital stock of PFH (including, without limitation, rights the value of which is determined with reference to the capital stock or other securities of PFH) or obligating PFH to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, PFH. There are no outstanding contractual obligations of PFH to repurchase, redeem or otherwise acquire any shares of PFH Common Stock of PFH or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

Section 2.06 Absence of Certain Changes or Events. Since December 31, 2014:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of PFH or (ii) any damage, destruction or loss to PFH (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of PFH;

(b) PFH has not (i) amended its certificate of incorporation or bylaws except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of PFH; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) PFH has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent PFH balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of PFH; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, PFH has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of PFH.

Section 2.07 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of PFH after reasonable investigation, threatened by or against PFH or affecting PFH or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PFH has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which PFH is a party or to which any of its assets, properties or operations are subject.

Section 2.09 Compliance With Laws and Regulations. PFH has complied with all United States federal, state or local or any applicable foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other applicable requirement or rule of law (a “Law”) applicable to PFH and the operation of its business. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.10 Approval of Agreement. The Board of Directors of PFH has authorized the execution and delivery of this Agreement by PFH and has approved this Agreement and the transactions contemplated hereby.

Section 2.11 Material Transactions or Affiliations. Except as provided to EXO, there exists no contract, agreement or arrangement between PFH and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by PFH to own beneficially, 5% or more of the issued and outstanding common stock of PFH and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 5% Shareholder of PFH has, or has had since inception of PFH, any known interest, direct or indirect, in any such transaction with PFH which was material to the business of PFH. PFH has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.12 PFH Deliveries. PFH has delivered to EXO the following items, all certified by the chief executive officer of PFH to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) complete and accurate copies of the certificate of incorporation and bylaws of PFH as in effect as of the date of this Agreement; and

(b) a description of any material adverse change in the business, operations, property, inventory, assets, or condition of PFH since December 31, 2014, required to be provided pursuant to section 2.06 hereof.

PFH shall cause the instruments and data delivered to EXO hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.13 Bank Accounts; Power of Attorney. PFH has provided to EXO a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by PFH within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of PFH, (b) all safe deposit boxes and other similar custodial arrangements maintained by PFH within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from PFH or who are otherwise authorized to act on behalf of PFH with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.14 Valid Obligation. This Agreement and all agreements and other documents executed by PFH in connection herewith constitute the valid and binding obligation of PFH, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE III
SHARE EXCHANGE

Section 3.01 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.04), Shareholder shall sell, assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Shares; the objective of such purchase (the “Exchange”) being the acquisition by PFH of not less than 100% of the issued and outstanding shares of EXO.

(b) At the Closing, Shareholder shall, on surrender of her certificate(s) representing the Shares to PFH or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing her ownership of the Exchange Shares.

(c) Upon consummation of the transaction contemplated herein, the Shares, representing all of the issued and outstanding shares of EXO, shall be held by PFH.

Section 3.02 Consideration

(a) The consideration payable to the Shareholder for the Shares shall be the sum of the following (collectively, the “Exchange Consideration”):

(i) 500,000 shares of PFH’s common stock (the “Exchange Shares”), plus

(ii) $25,000; plus

(iii) the payment by PFH at Closing of up to $1,500 due to any governmental authority for sales taxes of EXO that may be due or past due as of the Closing, with any amounts due or past due in excess of such amount being deducted from the Exchange Consideration and paid to the applicable governmental authorities at Closing; plus

(iv) the repayment by PFH at Closing of the credit card with account number XXXX-XXXXXX-X2007 (the “EXO Credit Card”), provided, however, that PFH shall not be obligated to pay an amount in excess of $20,000 pursuant to this Section 3.02(a)(iv); plus

(v) such additional amounts as may be payable pursuant to Section 3.02(b), subject to the limitations set forth in Section 3.02(c).

(b) In addition to the Exchange Consideration payable to Shareholder pursuant to Section 3.02(a), PFH shall pay to Shareholder the following amounts, as and when due pursuant to the provisions below, which, if paid, shall constitute a part of the Exchange Consideration for all purposes hereunder (the “Contingent Consideration”):

(i) In the event that EXO, standing alone and apart from PFH (the “EXO Division”), attains Gross Sales (as defined below) of at least $250,000 but less than $500,000 in any calendar year following the Closing, an additional 100,000 shares of PFH’s common stock shall be issued to Shareholder;

(ii) In the event that the EXO Division attains Gross Sales of at least $500,000 but less $750,000 in any calendar year following the Closing, an additional 150,000 shares of PFH’s common stock shall be issued to Shareholder;

(iii) In the event that the EXO Division attains Gross Sales of at least $750,000 but less $1,000,000 in any calendar year following the Closing, an additional 200,000 shares of PFH’s common stock shall be issued to Shareholder; and

(iv) In the event that the EXO Division attains Gross Sales of at least $1,000,000 in any calendar year following the Closing, an additional 250,000 shares of PFH’s common stock shall be issued to Shareholder.

(c) “Gross Sales” means sales of products or services by EXO for which EXO actually receives payment for from applicable third party customers during or within 90 days of the end of the applicable calendar year. Any additional shares of PFH Common Stock issued pursuant to Section 3.02(b) shall constitute a part of the Exchange Consideration for all purposes hereunder The issuance of any shares pursuant to Section 3.02(b) shall be contingent on Shareholder remaining employed with PFH for the full calendar year for which any issuance may otherwise be due, provided however, if annual performance goal is met prior to separation from EXO, such Contingent Consideration shall be due and payable. A maximum of 700,000 additional shares of PFH’s common stock may be issued pursuant to Section 3.20(b), and once such number of shares of PFH’s common stock is issued, Section 3.02(b) shall cease to be operative. For the avoidance of doubt, each additional issuance under each of Subsections 3.02(b)(i) through (iv) shall only be issued once, and therefore, by way of example and not limitation:

(i) In the event that in the first calendar year following the Closing the EXO Division achieves Gross Sales of $300,000 (and so 100,000 shares PFH’s common stock are issued to Shareholder pursuant to Subsection 3.02(b)(i)), and thereafter in the second calendar year the EXO Division achieves Gross Sales of an additional $300,000, no additional issuances would be due pursuant to Subsection 3.02(b)(i), and the EXO Division would be required to attain Gross Sales of at least $500,000 in any subsequent calendar year for any additional share issuances to be due pursuant to Section 3.02(b); and

(ii) in the event that in the first calendar year following the Closing the EXO Division achieves Gross Sales of $600,000 (and so 250,000 shares PFH’s common stock are issued to Shareholder pursuant to Subsections 3.02(b)(i) and 3.02(b)(ii)), and thereafter in the second calendar year following the Closing the EXO Division achieves Gross Sales of an additional $800,000 (and so an additional 200,000 shares PFH’s common stock are issued to Shareholder pursuant to Subsection 3.02(b)(iii)), no additional issuances would be due pursuant to Subsection 3.02(b)(i) or 3.03(b)(ii), and the EXO Division would be required to attain Gross Sales of at least $1,000,000 in any subsequent calendar year for any additional share issuances to be due, which could only thereafter be paid pursuant to Subsection 3.02(b)(iv) in this example.

Section 3.03 Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur following completion of the conditions set forth in Articles V and VI, and upon delivery of the Exchange Consideration as described in Section 3.02 herein. The Closing shall take place at a mutually agreeable time and place on or prior to December 17, 2015 (the “Closing Date”), subject to satisfaction on or prior to such date of the conditions to Closing as set forth in Articles V and VI, provided, however that in the event that the conditions to Closing as set forth in Articles V and VI have not been satisfied or waived by the party for whose benefit the condition exists, in each case by the Closing Date, then the Closing Date may be extended by either party to January 11, 2016.

Section 3.04 Closing Events. At the Closing, PFH, EXO and Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 3.05 Termination. This Agreement may be terminated by the Board of Directors of EXO or PFH only in the event that that the conditions to Closing as set forth in Articles V and VI have not been satisfied or waived by the party for whose benefit the condition exists, in each case by the Closing Date, as the same may have been extended pursuant to Section 3.02. If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE IV
SPECIAL COVENANTS

Section 4.01 Access to Properties and Records. Each of PFH and EXO will each afford to the officers and authorized representatives of the other full access to the properties, books and records of PFH or EXO, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of PFH or EXO, as the case may be, as the other shall from time to time reasonably request. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 4.02 Delivery of Books and Records. At the Closing, EXO shall deliver to PFH, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of EXO now in the possession of EXO, any Shareholder or their representatives.

Section 4.03 Third Party Consents and Certificates. PFH and EXO agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04 Actions Prior to Closing.

(a) From and after the date hereof until the Closing Date and except as permitted or contemplated by this Agreement, PFH (subject to paragraph (d) below) and EXO respectively, will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) pay all accounts payable, purchase inventory and collect all accounts receivable in the ordinary course of business consistent with past custom and practice;

(iii) use reasonable efforts to maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iv) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(v) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(vi) use its reasonable best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vii) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date hereof until the Closing Date, neither PFH nor EXO will:

(i) make any changes in their Articles of Incorporation, articles or certificate of incorporation or bylaws except as contemplated by this Agreement including a name change; or

(ii) take any action described in Section 1.07, in the case of EXO, or in Section 2.06, in the case of PFH.

(c) From and after the date hereof until the Closing Date, EXO will not:

(i) enter into or amend any contract, agreement, or other instrument of any kind, except that EXO may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services;

(ii) sell, transfer or otherwise dispose of, without notifying PFH, any of the tangible or intangible assets of EXO assets (other than sales in the ordinary course of business);

(iii) sell, transfer or otherwise dispose of any capital stock of EXO or issue any capital stock of EXO;

(iv) pay any dividend, without notifying PFH, or make any similar distribution that would have a material adverse effect on EXO’s business;

(v) grant any increase in the compensation or benefits of any employee or officer with the Company (other than in the ordinary course of business in accordance with past practice); and

(vi) not enter into or modify any agreement with any affiliate of the EXO with affects the operation of EXO’s business.

Section 4.05 Indemnification.

(a) Shareholder hereby agrees to indemnify PFH and each of the officers, agents and directors of PFH (the “PFH Indemnitees”) as of the date of execution of this Agreement (the “PFH Indemnitees”) against any Liabilities (as defined below) to which any of the PFH Indemnitees may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentations made under Article I of this Agreement; (ii) any default or breach in the performance of any of the covenants or agreements made by EXO or Shareholder in or pursuant to this Agreement; (iii) the operation of EXO’s business prior to the Closing; (iv) any obligation or liability of EXO which is not included in EXO’s Financial Statements (v) any breach of any contract of EXO or Shareholder prior to the Closing; and (vi) any Liabilities arising out of the claims of creditors of EXO or Shareholder or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession arising solely from the business activities of EXO occurring prior to the Closing. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) PFH agrees to indemnify and hold harmless Shareholder and EXO and each of their respective officers, agents, and directors as of the date of execution of this Agreement (the “EXO Indemnitees”) against any Liabilities to which any of the EXO Indemnitees may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentations made under Article II of this Agreement; (ii) any default or breach in the performance of any of the covenants or agreements made by PFH in or pursuant to this Agreement; (iii) the operation of PFH’s business prior to the Closing and EXO post-Closing; (iv) any breach of any contract of PFH prior to the Closing; and (v) any Liabilities arising out of the claims of creditors of PFH or EXO or any party claiming by, through or under such creditor, including, but not limited to, any bankruptcy trustee or debtor-in-possession arising solely from PFH or EXO business activities occurring after the Closing. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c) “Liabilities” shall mean all suits, proceedings, claims, expenses, losses, costs, expenses, liabilities, judgments, deficiencies, assessments, actions, investigations, penalties, fines, settlements, interest and damages (including reasonable attorneys’ fees and expenses), whether suit is instituted or not and, if instituted, whether at any trial or appellate level, and whether raised by the parties hereto or a third party, incurred or suffered by the applicable party.

Section 4.06 No Solicitation. From the date hereof until the Closing or until this Agreement is terminated or expires in accordance with its terms, neither EXO nor any Shareholder shall, directly or indirectly, solicit, initiate, participate in or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non-public information to, any person (other than PFH) relating to any transaction involving the sale of any portion of the assets of EXO (other than the sale of inventory in the ordinary course of business) or the sale of any debt or equity interest in EXO or any merger, consolidation, business combination, or similar transaction involving EXO or any Shareholder.

Section 4.07 Additional Deliverables at Closing and Actions Following Closing.

(a) At the Closing, EXO shall enter into an employment agreement with Shareholder, in form and substance reasonably agreeable to PFH, EXO and Shareholder, which agreement will (i) provide that Shareholder will be President of EXO following the Closing; and (ii) contain customary non-competition language prohibiting Shareholder from engaging in a business which competes with the business conducted by EXO or PFH as of the Closing (the “Employment Agreement”).

(b) In the 6 months following the Closing, PFH will invest $50,000 into EXO towards inventory, marketing and working capital, at such times and on such conditions as reasonably determined by PFH.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF PFH

The obligations of PFH under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by EXO and the Shareholder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). EXO shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by EXO prior to or at the Closing. PFH shall be furnished with a certificate, signed by a duly authorized executive officer of EXO and dated the Closing Date, to the foregoing effect.

Section 5.02 Officer’s Certificate. PFH shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of EXO to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of EXO, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or by or against EXO, which might result in any material adverse change in any of the assets, properties, business, or operations of EXO.

Section 5.03 Approval by Shareholders. The Exchange shall have been approved by the holders of not less than one hundred percent (100%) of the shares, including voting power, of EXO, unless a lesser number is agreed to by PFH.

Section 5.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.05 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of EXO after the Closing Date on the basis as presently operated shall have been obtained.

Section 5.06 Approval by PFH Board of Directors and its Shareholders. PFH’s board of directors and, to the extent required under Nevada law, its shareholders shall have approved this Agreement and the Exchange (the “Corporate Actions”).

Section 5.07 Other Items.

(a) PFH shall have received a list containing the name, address, and number of shares held by all Shareholder as of the date of Closing, certified by an executive officer of EXO as being true, complete and accurate; and

(b) PFH shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as PFH may reasonably request.

(c) As of the Closing, EXO shall have no common stock equivalents or other rights to purchase or acquire any equity interests of FF outstanding.

(d) All amounts owed by EXO to related parties or any shareholder of EXO hall have been repaid or forgiven.

(e) Total liabilities incurred in the ordinary course of business shall not exceed $25,000 unless approved by both EXO and PFH.

(f) EXO’s financial statements shall be eligible to be audited for the periods ended December 31, 2014 by a PCAOB registered firm, and EXO shall have delivered to PFH the financial statements referenced in Section 1.04(a).

(g) The Shareholder shall have delivered the executed and complete Exmployment Agreement.

(h) EXO and Shareholder shall have executed such documents and agreements and completed such deliveries of documents and agreements as required herein.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF EXO
AND SHAREHOLDER

The obligations of EXO and the Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by PFH in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, PFH shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by PFH.

Section 6.02 Officer’s Certificate. EXO shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of PFH, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of PFH, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, by or against PFH, which might result in any material adverse change in any of the assets, properties or operations of PFH.

Section 6.03 Good Standing. EXO shall have received a certificate of good standing from the Secretary of State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that PFH is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 6.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Approval by PFH Board of Directors and its Shareholder. The Corporate Actions shall have been completed.

Section 6.06 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of PFH after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.07 Other Items EXO shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as EXO may reasonably request.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Brokers. PFH and EXO agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. PFH and EXO each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 7.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Florida, without giving effect to principles of conflicts of law thereunder. Each of the parties submits to the jurisdiction of the state and/or federal court sitting in Palm Beach County, Florida as the situs of any claim(s) in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined by any such court. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 7.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Shareholder or EXO, to:

EXO:EXO, Inc.

4835 Ocean Blvd.

Sarasota, Florida 34242

Attn: Sloane McComb

If to PFH, to:

PF Hospitality Group, Inc.

3999 NW 2nd Avenue, Suite 216

Boca Raton, FL 33432

Attn: Vaughan Dugan

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 7.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05 Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06 Public Announcements and Filings. Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 7.07 Third Party Beneficiaries. This contract is strictly between PFH, the Shareholder and EXO, and, except as specifically provided, no director, officer, stockholder (other than the Shareholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.08 Expenses. Subject to Section 7.04 above, whether or not the Exchange is consummated, each of PFH and EXO will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 7.09 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.10 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 7.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.12 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.13 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

PF Hospitality Group, Inc.
A Nevada corporation

By:	/s/ Vaughan Dugan
Vaughan Dugan, Chief Executive Officer

EXO:EXO, Inc.
A Wyoming corporation

By:	/s/ Sloane McComb
Sloane McComb, Chief Executive Officer

Sloane McComb
Sole shareholder of EXO:EXO, Inc.

By:	/s/ Sloane McComb
Sloane McComb
No. of Shares of EXO Common Stock: 250